FOR IMMEDIATE RELEASE

Contact:
Veronica Rosa
VP Corporate Communications & Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Announces Preliminary Third Quarter Fiscal 2012 Results

Strong Growth in Recurring Revenue Base and Actions to Streamline Business Yield Achievement of Key Milestone

MALVERN, PA, April 16, 2012 -- USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for small-ticket, self-serve retailing industries, today announced the following preliminary information for the third quarter of fiscal year 2012 ended March 31, 2012.

•	Total Revenues for the third quarter are expected to be approximately $7.5 million, reflecting an increase of approximately 36% from the same period in the prior year.
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Recurring revenues for the third quarter are expected to be approximately $5.9 million, an increase of approximately 39% from the third quarter of fiscal 2011.  Recurring revenues, which represented approximately 79% of total revenues for the third quarter, are comprised of ePort Connect® license fees and transaction processing fees per connection as well as rental revenues from USA Technologies’ JumpStart program.

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Total connections added in the quarter, which contribute to future recurring revenues, were approximately 12,000, an increase of 304% from the same period a year ago.  The growth in connections was fueled by USAT’s JumpStart program, expansion into vertical markets such as kiosk and continued demand for cashless payment solutions to meet consumer’s desire for non-cash options.  Based on preliminary additional connections of 12,000 for the quarter, USAT’s total connected base now stands at approximately 148,000, a 32% increase from the same period one year ago.

•	Adjusted EBITDA is expected to be approximately $300,000 for the third quarter of fiscal 2012, compared to an Adjusted EBITDA loss of $(940,170) for the third quarter of fiscal 2011.

“When we communicated our priorities to shareholders in late 2011, we indicated that our top priority was to drive the business toward profitability,” said Stephen P. Herbert, Chairman and CEO of USA Technologies.  “We also said that the first milestone in reaching that goal was achieving positive and sustainable Adjusted EBITDA.  Given these goals, we are extremely pleased with our progress.  We achieved positive Adjusted EBITDA in each and every month this quarter, evidence that the steps we have taken to streamline expenses are taking hold and our business model is beginning to yield the recurring revenue base necessary to fund our future growth.  These positive indicators combined with our growing connected service base and the various growth initiatives underway, point to the strong commitment of USAT’s Board of Directors and management team in driving shareholder value.

 “Consumers are clearly moving toward cashless payment including credit, debit and mobile payment options.  We want our customers to participate in this exciting industry trend and our growth platforms reflect that commitment.  We are driving adoption in the largely untapped traditional vending market, leveraging opportunities in vertical markets like kiosk, and we are working to expand our services offerings, some of which will be introduced to customers at trade shows and marketing events later in the month, said Herbert.”

The third quarter fiscal 2012 financial results included in this release are preliminary and subject to finalization of USA Technologies’ quarterly financial and accounting procedures.  USA Technologies will hold a conference call and Webcast to review its third quarter fiscal 2012 financial results in early May.  Details will be released approximately two weeks prior to the call.

Non-GAAP Financial Measures:  Adjusted EBITDA

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission:  Adjusted EBITDA.  See “Reconciliation of GAAP Net Earnings (Loss) to Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization Expense (Adjusted EBITDA)” table in this press release for further information regarding this non-GAAP financial measure.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense.  We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations.  We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of USAT.  Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles).  The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash used in operating activities.  Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of USAT’s profitability or net earnings.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Reconciliation of GAAP Net Earnings (Loss) to Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

A reconciliation of the preliminary GAAP net earnings (loss) to preliminary Adjusted EBITDA is provided below.  USAT will provide a final reconciliation of GAAP net earnings (loss) to Adjusted EBITDA for the third quarter ended March 31, 2012 when USAT issues its full results.

(in thousands)	Three months ended March 31
	2012 (preliminary)	2011
Net loss	$(525)	$(2,514)
Less interest income	(25)	(14)
Plus interest expense	--	10
Plus income tax expense	--	--
Plus depreciation expense	625	469
Plus amortization expense	250	258
Less change in fair value of warrant liabilities	(100)	851
Plus stock-based compensation	75	--
Adjusted, EBITDA	$300	$(940)

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems and services in the vending, commercial laundry, hospitality and digital imaging industries. The company has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, achieving profitability, business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to the USAT’s management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to generate sufficient sales to generate operating profits, or conduct operations at a profit; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; whether USAT’s customers continue to operate or commence operating ePorts received under the Jumpstart program or otherwise at levels currently anticipated by USAT; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; whether the significant increase in the interchange fees to be charged by Visa and MasterCard for small ticket debit card transactions would adversely affect our business, including our revenues, gross profits, and anticipated future connections to our network; whether or not accepting any MasterCard debit cards effective mid-November 2011 would adversely affect our business, including our revenues, gross profits, and anticipated future connections to our network; and, whether USAT’s existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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